Exhibit 99.3

Certification of Periodic Report

     I, Patricia Callahan Fay, Director of Benefits Planning of Fleet National Bank, the position responsible for overseeing the general administration of the FleetBoston Financial Savings Plan (the “Plan”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

1.	the Annual Report on Form 11-K of the Plan for the year ended December 31, 2002 (the “Form 11-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. § 78m or 78o(d)); and

2.	the information contained in the Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 27, 2003	/s/ PATRICIA CALLAHAN FAY

Patricia Callahan Fay
Director of Benefits Planning
(equivalent of Chief Executive Officer of the Plan)